THE SANDS REGENT AND SUBSIDIARIES
CERTIFICATION OF FINANCIAL CONDITION AND RESULTS OF OPERATION

EXHIBIT 99.1

In connection with the Quarterly Report of The Sands Regent (the “Company”) on Form 10-Q for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certify that:

(1) They are, respectively, the Chief Executive Officer and Chief Operating and Principal Accounting Officer of the Company.

(2) They have reviewed the Company’s Report and the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”).

(3) They have concluded that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Act.

(4) They have concluded that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated this 14th day of May 2003.

By:	/s/ FERENC B. SZONY

Ferenc B. Szony, President and Chief Executive Officer

By:	/s/ ROBERT J. MEDEIROS

Robert J. Medeiros, Chief Operating and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Sands Regent and will be retained by The Sands Regent and furnished to the Securities and Exchange Commission or its staff upon request.